UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

October 23, 2023

Date of Report (date of earliest event reported)

Valmont Industries, Inc.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

1-31429	47-0351813
(Commission File Number)	(I.R.S. Employer Identification No.)

15000 Valmont Plaza	68154
Omaha NE
(Address of Principal Executive Offices)	(Zip Code)

(402) 963-1000

Registrant's telephone number, including area code

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $1.00 par value	VMI	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company    ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

☐

Item 2.02. Results of Operations and Financial Condition.

Valmont Industries, Inc. issued a press release on October 25, 2023 announcing its financial results for its fiscal quarter ended September 30, 2023. The press release, along with the presentation to be used during its earnings call on October 26, 2023, are furnished with this Form 8-K as Exhibit 99.1 and Exhibit 99.2, respectively.

The information in this Item 2.02 is being furnished and shall not be deemed “filed” for the purpose of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section. The information in this Item 2.02 shall not be incorporated by reference into any registration statement or other document pursuant to the Securities Act of 1933, as amended.

Item 2.05. Costs Associated with Exit or Disposal Activities.

On October 23, 2023, the board of directors of Valmont authorized an organizational realignment program across the company to streamline segment support and reduce cost. The program, expected to be completed by the end of 2023, provides for a reduction in force, which with a voluntary early retirement program, will reduce this company’s workforce by approximately 360 administrative employees (or approximately 3% of its total workforce and 8% of its administrative workforce). The company expects to incur cash charges primarily in the fourth quarter of 2023 in the range of $33 million to $36 million.

Item 2.06. Material Impairments.

On October 23, 2023, in connection with its annual testing of goodwill and impairments Valmont concluded under generally accepted accounting principles to recognize impairment charges of $141 million, which is reflected in the company’s reporting for the third quarter of 2023. The non-cash charges primarily relate to the Agricultural Technology reporting unit of the company’s Agriculture segment due to significantly slower than expected adoption of agronomy technology solutions as well as the recent decline in the North American agricultural market.

Item 9.01. Financial Statements and Exhibits.

(d)    Exhibits.

Exhibit No.	Description
99.1	Press Release dated October 25, 2023
99.2	Presentation Slides for earnings call on October 26, 2023
104	Cover Page Interactive File (the cover page XBRL tags are embedded in the Inline XBRL document)

Concerning Forward-Looking Statements

This report contains forward-looking statements, within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are based on assumptions that management has made in light of experience in the industries in which Valmont operates, as well as management’s perceptions of historical trends, current conditions, expected future developments and other factors believed to be appropriate under the circumstances. As you read and consider this report, you should understand that these statements are not guarantees of performance or results. They involve risks, uncertainties (some of which are beyond Valmont’s control) and assumptions. Although management believes that these forward-looking statements are based on reasonable assumptions, you should be aware that many factors could affect Valmont’s actual financial results and cause them to differ materially from those anticipated in the forward-looking statements. These factors include, among other things, risk factors described from time to time in Valmont’s reports to the Securities and Exchange Commission, as well as future economic and market circumstances, industry conditions, company performance and financial results, operating efficiencies, availability and price of raw material, availability and market acceptance of new products, product pricing, domestic and international competitive environments, geopolitical risks, and actions and policy changes of domestic and foreign governments. The Company cautions that any forward-looking statement included in this report is made as of the date of this report and Valmont does not undertake to update any forward-looking statement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Valmont Industries, Inc.
Date:	October 25, 2023
		By:	/s/ TIMOTHY P. FRANCIS
			Name:	Timothy P. Francis
			Title:	Interim Chief Financial Officer